EXHIBIT 99
FOR RELEASE 6:00 AM ET, April 25, 2019

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2019 RESULTS
Q1 2019 Diluted EPS $0.56, compared to $0.60 for Q4 2018 and $0.60 for Q1 2018
MOOREFIELD, WV - April 25, 2019 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported quarterly net income of $7.09 million for first quarter 2019, or $0.56 per diluted share. In comparison, earnings for fourth quarter 2018 were $7.45 million, or $0.60 per diluted share, and for first quarter 2018, $7.44 million, or $0.60 per diluted share.
Summit completed its acquisition of Peoples Bankshares, Inc. (“PBI”) and its subsidiary, First Peoples Bank, headquartered in Mullens, West Virginia on January 1, 2019 and will convert substantially all of its data processing systems to that of Summit’s effective April 27, 2019; accordingly, PBI’s results of operations are included in Summit’s consolidated results of operations from the date of acquisition, and therefore Summit’s first quarter 2019 results reflect increased levels of average balances, income and expenses compared to its first quarter 2018 and fourth quarter 2018 results. At consummation, PBI had total assets of $133.1 million, loans of $42.4 million, and deposits of $112.9 million. In addition, our merger-related expenses totaled $63,000 in Q1 2019 versus $59,000 in the prior quarter.
Highlights for Q1 2019

•	Net interest margin for the quarter increased 5 basis points to 3.66 percent compared to Q4 2018 and is 8 basis points higher compared to Q1 2018;

•	Provision for loan losses totaled $250,000 compared to $500,000 for the prior quarter and for the year-ago quarter;

•
Efficiency ratio was 56.50 percent compared to 51.02 percent for the linked quarter as result of higher noninterest expenses due to the PBI acquisition and outsized deferred director compensation plan expense as result of exceptionally robust stock market performance during Q1 2019;

•	Realized securities losses of $3,000 in Q1 2019 compared to $205,000 in Q4 2018; the Company realized securities gains of $732,000 in Q1 2018;

•
Write-downs of foreclosed properties were $249,000 in Q1 2019 compared to $318,000 in Q4 2018, while the net loss on sales of foreclosed properties decreased to $1,000 in Q1 2019 from $70,000 in Q4 2018; and

•	Nonperforming assets as a percentage of total assets declined to 1.53 percent compared to 1.66 percent for the linked quarter and to 1.73 percent a year-ago.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very pleased to report Summit achieved another quarter of solid core operating results highlighted by the improvement in our net interest margin. Further, despite the quarter’s challenges of integrating PBI’s banking operations with that of Summit’s, we nonetheless maintained a core efficiency ratio well below that of most of our peers. We have again demonstrated our ability to successfully execute on a disciplined M&A strategy, which we believe will continue to present us with significant opportunities going forward as we seek to be a consistently growing, high-performing community banking institution.”
Results from Operations
Total revenue for first quarter 2019, consisting of net interest income and noninterest income, increased 3.0 percent to $22.8 million compared to $22.1 million for the first quarter 2018.
For the first quarter of 2019, net interest income increased 7.6 percent to $18.6 million compared to $17.3 million for the prior-year first quarter and grew 2.9 percent compared to the linked quarter principally as a result of $51.6 million in growth in average loans and 7 basis point improvement in average loan yields during the quarter. The net interest margin for first quarter 2019 was 3.66 percent compared to 3.58 percent for the same year-ago quarter, and 3.61 percent for the linked quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments related to acquired interest earning assets and interest bearing liabilities, Summit’s net interest margin was 3.64 percent for Q1 2019.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary, trust and wealth management fees and service fee income from community banking activities, for first quarter 2019 was $4.23 million compared to $4.88 million for the comparable period of 2018. Excluding realized securities gains and losses, noninterest income was $4.23 million for first quarter 2019, compared to $4.14 million reported for first quarter 2018 and $4.39 million for the linked quarter.
We recorded a $250,000 provision for loan losses during first quarter 2019 and $500,000 during Q1 2018. The decreased need for loan loss provisioning in Q1 2019 is directionally consistent with changes in the credit quality in our loan portfolio (fewer charge-offs) and our modest loan growth.
Q1 2019 total noninterest expense increased 12.6 percent to $13.86 million compared to $12.31 million for the prior-year first quarter and increased 11.2 percent compared to $12.47 million for the linked quarter. Our increased noninterest expense is principally due to expenses associated with the acquired PBI operations and to an outsized deferred director compensation plan expense of $484,000 recognized in Q1 2019 compared to deferred director compensation plan benefits of ($25,000) and ($354,000) recorded in Q1 2018 and Q4 2018, respectively. Under our director deferred compensation plans, directors optionally elect to defer their director fees into a "phantom" investment plan whereby the Company recognizes expense or benefit relative to the phantom returns or losses of such investments. As result of the stock market’s exceptionally robust performance during Q1 2019, we recognized significantly greater quarterly deferred director compensation expense this quarter than we have ever recognized previously.
Balance Sheet
At March 31, 2019, total assets were $2.25 billion, an increase of $49.1 million, or 8.9 percent (on an annualized basis) since December 31, 2018. Total loans, net of unearned fees and allowance for loan losses, were $1.73 billion at March 31, 2019, up $43.1 million, or 10.2 percent (on an annualized basis), from the $1.68 billion reported at year-end 2018. Loans, excluding mortgage warehouse lines of credit and acquired PBI loans, decreased $9.5 million during the quarter, or 2.3 percent (on an annualized basis).
At March 31, 2019, deposits were $1.79 billion, an increase of $154.2 million, or 9.4 percent, since year end 2018. During Q1 2019, checking deposits increased $77.3 million or 10.4 percent, time deposits increased by $53.6 million or 8.9 percent and savings deposits grew $26.5 million or 9.3 percent.
Shareholders’ equity was $233.6 million as of March 31, 2019 compared to $219.8 million at December 31, 2018. In conjunction with the acquisition of PBI on January 1, 2019, Summit issued 465,931 shares of common stock valued at $9.0 million to the former PBI shareholders.
Tangible book value per common share increased to $16.13 at March 31, 2019 compared to $14.36 at the end of first quarter 2018 and $15.75 at year end 2018. Summit had 12,661,528 outstanding common shares at March 31, 2019 compared to 12,312,933 at year end 2018.
As announced in Q3 2018, the Board of Directors authorized the open market repurchase of up to 500,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. The plan will expire December 31, 2019, but may be discontinued, suspended, or restarted at any time at the Company's discretion. During Q1 2019, 125,200 shares of our common stock were repurchased under the Plan at an average price of $22.95 per share. Through March 31, 2019, the Company has repurchased 207,623 shares under the Plan since its inception at an average price of $21.96 per share.
Asset Quality
As of March 31, 2019, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $34.4 million, or 1.53 percent of assets. This compares to $36.5 million, or 1.66 percent of assets at the linked quarter-end, and $36.9 million, or 1.73 percent of assets, at first quarter-end 2018 as result of our continuing emphasis on improving our overall asset quality.
First quarter 2019 net loan charge-offs were $165,000, or 0.04 percent of average loans annualized; while adding $250,000 to the allowance for loan losses through the provision for loan losses. The allowance for loan losses stood at 0.76 percent of total loans at March 31, 2019, compared to 0.77 percent at year-end 2018.
About the Company
Summit Financial Group, Inc. is a $2.25 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty-three banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.
FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q1 2019 vs Q1 2018
	For the Quarter Ended		Percent
Dollars in thousands	3/31/2019	3/31/2018	Change
Statements of Income
Interest income
Loans, including fees	$23,051	$20,366	13.2%
Securities	2,586	2,391	8.2%
Other	231	140	65.0%
Total interest income	25,868	22,897	13.0%
Interest expense
Deposits	5,564	3,549	56.8%
Borrowings	1,731	2,091	-17.2%
Total interest expense	7,295	5,640	29.3%

Net interest income	18,573	17,257	7.6%
Provision for loan losses	250	500	-50.0%
Net interest income after provision for loan losses	18,323	16,757	9.3%

Noninterest income
Insurance commissions	1,174	1,113	5.5%
Trust and wealth management fees	586	667	-12.1%
Service charges on deposit accounts	1,180	1,091	8.2%
Bank card revenue	814	749	8.7%
Realized securities (losses) gains	(3)	732	n/a
Bank owned life insurance income	238	275	-13.5%
Other income	241	249	-3.2%
Total noninterest income	4,230	4,876	-13.2%
Noninterest expense
Salaries and employee benefits	7,347	6,821	7.7%
Net occupancy expense	924	832	11.1%
Equipment expense	1,179	1,083	8.9%
Professional fees	403	333	21.0%
Advertising and public relations	153	103	48.5%
Amortization of intangibles	476	436	9.2%
FDIC premiums	—	240	n/a
Bank card expense	439	335	31.0%
Foreclosed properties expense, net of losses	384	325	18.2%
Merger-related expense	63	—	n/a
Other expenses	2,492	1,806	38.0%
Total noninterest expense	13,860	12,314	12.6%
Income before income taxes	8,693	9,319	-6.7%
Income tax expense	1,601	1,876	-14.7%
Net income	$7,092	$7,443	-4.7%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q1 2019 vs Q1 2018

	For the Quarter Ended		Percent
	3/31/2019	3/31/2018	Change
Per Share Data
Earnings per common share
Basic	$0.56	$0.60	-6.7%
Diluted	$0.56	$0.60	-6.7%

Cash dividends	$0.14	$0.13	7.7%

Average common shares outstanding
Basic	12,717,501	12,358,849	2.9%
Diluted	12,778,644	12,383,757	3.2%

Common shares outstanding at period end	12,661,528	12,366,360	2.4%

Performance Ratios
Return on average equity	12.28%	14.73%	-16.6%
Return on average tangible equity	14.80%	17.04%	-13.1%
Return on average assets	1.27%	1.40%	-9.3%
Net interest margin (A)	3.66%	3.58%	2.2%
Efficiency ratio (B)	56.50%	53.84%	4.9%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Statements of Income
Interest income
Loans, including fees	$23,051	$22,659	$21,295	$20,962	$20,366
Securities	2,586	2,527	2,367	2,303	2,391
Other	231	127	138	134	140
Total interest income	25,868	25,313	23,800	23,399	22,897
Interest expense
Deposits	5,564	5,103	4,714	4,309	3,549
Borrowings	1,731	2,158	1,873	1,815	2,091
Total interest expense	7,295	7,261	6,587	6,124	5,640

Net interest income	18,573	18,052	17,213	17,275	17,257
Provision for loan losses	250	500	500	750	500
Net interest income after provision for loan losses	18,323	17,552	16,713	16,525	16,757

Noninterest income
Insurance commissions	1,174	1,132	1,062	1,013	1,113
Trust and wealth management fees	586	627	687	672	667
Service charges on deposit accounts	1,180	1,209	1,215	1,116	1,091
Bank card revenue	814	809	793	801	749
Realized securities (losses) gains	(3)	(205)	8	87	732
Bank owned life insurance income	238	248	250	249	275
Other income	241	367	196	210	249
Total noninterest income	4,230	4,187	4,211	4,148	4,876
Noninterest expense
Salaries and employee benefits	7,347	6,928	6,806	6,922	6,821
Net occupancy expense	924	836	856	840	832
Equipment expense	1,179	1,139	1,118	1,071	1,083
Professional fees	403	385	503	385	333
Advertising and public relations	153	193	170	188	103
Amortization of intangibles	476	410	413	413	436
FDIC premiums	—	140	210	240	240
Bank card expense	439	395	384	361	335
Foreclosed properties expense, net of losses	384	507	169	350	325
Merger-related expense	63	59	86	—	—
Other expenses	2,492	1,474	1,643	1,965	1,806
Total noninterest expense	13,860	12,466	12,358	12,735	12,314
Income before income taxes	8,693	9,273	8,566	7,938	9,319
Income tax expense	1,601	1,823	1,667	1,658	1,876
Net income	$7,092	$7,450	$6,899	$6,280	$7,443

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Per Share Data
Earnings per common share
Basic	$0.56	$0.60	$0.56	$0.51	$0.60
Diluted	$0.56	$0.60	$0.55	$0.51	$0.60

Cash dividends	$0.14	$0.14	$0.13	$0.13	$0.13

Average common shares outstanding
Basic	12,717,501	12,358,104	12,374,350	12,366,522	12,358,849
Diluted	12,778,644	12,407,678	12,439,051	12,431,984	12,383,757

Common shares outstanding at period end	12,661,528	12,312,933	12,382,450	12,373,747	12,366,360

Performance Ratios
Return on average equity	12.28%	13.85%	13.00%	12.16%	14.73%
Return on average tangible equity	14.80%	16.41%	15.53%	14.68%	17.80%
Return on average assets	1.27%	1.38%	1.31%	1.19%	1.40%
Net interest margin (A)	3.66%	3.61%	3.53%	3.58%	3.58%
Efficiency ratio (B)	56.50%	51.02%	54.25%	55.88%	53.84%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018

Assets
Cash and due from banks	$14,265	$23,061	$9,382	$8,314	$9,042
Interest bearing deposits other banks	43,689	36,479	44,452	38,097	38,365
Securities	297,126	293,284	288,040	283,221	296,890
Loans, net	1,725,064	1,682,005	1,632,747	1,617,373	1,631,150
Property held for sale	24,393	21,432	22,017	21,606	21,442
Premises and equipment, net	39,345	37,553	36,888	36,017	35,554
Goodwill and other intangible assets	29,349	25,842	26,252	26,665	27,077
Cash surrender value of life insurance policies	42,714	42,420	42,208	41,932	41,668
Other assets	33,696	38,510	36,741	34,427	33,707
Total assets	$2,249,641	$2,200,586	$2,138,727	$2,107,652	$2,134,895

Liabilities and Shareholders' Equity
Deposits	$1,789,032	$1,634,826	$1,651,064	$1,639,996	$1,654,523
Short-term borrowings	186,292	309,084	238,403	202,429	193,513
Long-term borrowings and subordinated debentures	20,319	20,324	20,328	40,332	65,336
Other liabilities	20,368	16,522	15,376	15,016	16,514
Shareholders' equity	233,630	219,830	213,556	209,879	205,009
Total liabilities and shareholders' equity	$2,249,641	$2,200,586	$2,138,727	$2,107,652	$2,134,895

Book value per common share	$18.45	$17.85	$17.25	$16.96	$16.55
Tangible book value per common share	$16.13	$15.75	$15.13	$14.81	$14.36
Tangible common equity to tangible assets	9.2%	8.9%	8.9%	8.8%	8.4%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.4%	11.1%	11.1%	11.0%	10.7%
Tier 1 Risk-based Capital	12.5%	12.2%	12.2%	12.1%	11.8%
Total Risk Based Capital	13.2%	12.9%	12.9%	12.8%	12.5%
Tier 1 Leverage Ratio	10.2%	10.1%	10.1%	9.9%	9.5%

Summit Community Bank, Inc.
CET1 Risk-based Capital	12.3%	12.0%	12.0%	12.0%	11.7%
Tier 1 Risk-based Capital	12.3%	12.0%	12.0%	12.0%	11.7%
Total Risk Based Capital	13.0%	12.8%	12.7%	12.8%	12.5%
Tier 1 Leverage Ratio	10.0%	10.0%	9.9%	9.8%	9.5%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018

Commercial	$189,248	$194,315	$167,972	$171,410	$189,586
Mortgage warehouse lines	49,355	39,140	35,910	54,332	45,702
Commercial real estate
Owner occupied	272,088	266,362	272,475	262,174	265,075
Non-owner occupied	570,392	564,826	530,568	503,047	498,445
Construction and development
Land and development	64,192	68,833	71,819	74,018	66,841
Construction	36,040	24,731	25,703	25,711	33,327
Residential real estate
Non-jumbo	359,107	336,977	340,783	343,044	346,477
Jumbo	69,313	73,599	72,327	66,831	67,169
Home equity	80,370	80,910	82,018	82,409	83,382
Consumer	36,046	32,460	33,664	34,249	34,825
Other	12,045	12,899	12,452	12,728	12,578
Total loans, net of unearned fees	1,738,196	1,695,052	1,645,691	1,629,953	1,643,407
Less allowance for loan losses	13,132	13,047	12,944	12,580	12,257
Loans, net	$1,725,064	$1,682,005	$1,632,747	$1,617,373	$1,631,150

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Core deposits
Non interest bearing checking	$258,679	$222,120	$232,697	$217,134	$219,293
Interest bearing checking	560,800	523,257	505,411	472,041	447,172
Savings	310,646	284,173	301,269	322,940	346,962
Time deposits	359,141	316,914	316,941	322,801	318,556
Total core deposits	1,489,266	1,346,464	1,356,318	1,334,916	1,331,983

Brokered deposits	218,913	220,497	227,312	238,662	242,049
Other non-core time deposits	80,852	67,866	67,434	66,418	80,491
Total deposits	$1,789,031	$1,634,827	$1,651,064	$1,639,996	$1,654,523

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018

Gross loan charge-offs	$414	$705	$413	$525	$960
Gross loan recoveries	(249)	(307)	(278)	(97)	(153)
Net loan charge-offs (recoveries)	$165	$398	$135	$428	$807

Net loan charge-offs to average loans (annualized)	0.04%	0.10%	0.03%	0.10%	0.20%
Allowance for loan losses	$13,132	$13,047	$12,944	$12,580	$12,257
Allowance for loan losses as a percentage of period end loans	0.76%	0.77%	0.79%	0.77%	0.75%

Nonperforming assets:
Nonperforming loans
Commercial	$729	$935	$801	$954	$734
Commercial real estate	2,981	3,239	5,090	3,238	3,400
Residential construction and development	24	3,198	3,200	3,233	3,642
Residential real estate	5,928	7,506	7,760	8,241	7,521
Consumer	182	147	118	110	160
Other	130	—	—	—	—
Total nonperforming loans	9,974	15,025	16,969	15,776	15,457
Foreclosed properties
Commercial real estate	1,841	1,762	1,762	1,818	1,875
Commercial construction and development	6,326	6,479	6,790	6,815	7,140
Residential construction and development	14,347	11,543	11,614	11,517	11,053
Residential real estate	1,879	1,648	1,851	1,456	1,374
Total foreclosed properties	24,393	21,432	22,017	21,606	21,442
Other repossessed assets	34	5	5	12	18
Total nonperforming assets	$34,401	$36,462	$38,991	$37,394	$36,917

Nonperforming loans to period end loans	0.57%	0.89%	1.03%	0.97%	0.94%
Nonperforming assets to period end assets	1.53%	1.66%	1.82%	1.77%	1.73%

Troubled debt restructurings
Performing	$27,845	$26,609	$27,441	$27,559	$27,408
Nonperforming	—	388	113	281	76
Total troubled debt restructurings	$27,845	$26,997	$27,554	$27,840	$27,484

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018

Commercial	$264	$219	$607	$319	$539
Commercial real estate	4,128	161	988	546	601
Construction and development	179	194	393	264	174
Residential real estate	2,944	6,249	5,513	4,125	5,218
Consumer	432	593	345	337	425
Other	52	38	11	8	15
Total	$7,999	$7,454	$7,857	$5,599	$6,972

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2019 vs Q4 2018 vs Q1 2018 (unaudited)
	Q1 2019			Q4 2018			Q1 2018
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,712,286	$22,907	5.43%	$1,660,250	$22,519	5.38%	$1,611,813	$20,223	5.09%
Tax-exempt (2)	14,907	184	5.01%	15,322	177	4.58%	16,307	182	4.53%
Securities
Taxable	195,932	1,687	3.49%	176,059	1,502	3.38%	191,713	1,372	2.90%
Tax-exempt (2)	114,831	1,139	4.02%	132,088	1,296	3.89%	132,306	1,290	3.95%
Interest bearing deposits other banks and Federal funds sold	51,187	230	1.82%	35,402	127	1.42%	39,656	140	1.43%
Total interest earning assets	2,089,143	26,147	5.08%	2,019,121	25,621	5.03%	1,991,795	23,207	4.73%

Noninterest earning assets
Cash & due from banks	12,825			9,686			9,962
Premises & equipment	38,834			37,224			34,586
Other assets	112,910			109,228			107,125
Allowance for loan losses	(13,309)			(13,172)			(12,737)
Total assets	$2,240,403			$2,162,087			$2,130,731

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$556,766	$1,663	1.21%	$519,465	$1,504	1.15%	$423,095	$632	0.61%
Savings deposits	310,848	898	1.17%	289,809	861	1.18%	346,358	717	0.84%
Time deposits	654,404	3,003	1.86%	607,037	2,738	1.79%	622,543	2,200	1.43%
Short-term borrowings	200,297	1,472	2.98%	270,092	1,909	2.80%	243,686	1,405	2.34%
Long-term borrowings and subordinated debentures	20,321	259	5.17%	20,326	249	4.86%	65,338	686	4.26%
Total interest bearing liabilities	1,742,636	7,295	1.70%	1,706,729	7,261	1.69%	1,701,020	5,640	1.34%

Noninterest bearing liabilities
Demand deposits	248,354			223,999			210,883
Other liabilities	18,322			16,138			16,771
Total liabilities	2,009,312			1,946,866			1,928,674

Shareholders' equity - common	231,091			215,221			202,057
Total liabilities and shareholders' equity	$2,240,403			$2,162,087			$2,130,731

NET INTEREST EARNINGS		$18,852			$18,360			$17,567

NET INTEREST MARGIN			3.66%			3.61%			3.58%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) For purposes of this table, interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The taxable equivalent adjustment results in an increase in interest income of $279,000, $309,000 and $310,000 for Q1 2019, Q4 2018 and Q1 2018, respectively.